Exhibit 15.1

Apr 29, 2026

To: Baosheng Media Group Holdings Limited

East Floor 5 Building No.8, Xishanhui Shijingshan District, Beijing, 100041

+86-010-82088021

Dear Sir or Madam,

We hereby consent to the reference of our name under the following headings in the Annual Report on Form 20-F for the fiscal year ended December 31, 2025 (the “Annual Report”) of Baosheng Media Group Holdings Limited, which will be filed with the Securities and Exchange Commission (the “SEC”) in May 2026:

A.	Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Industry”;
B.	“Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China”:
C.	“Item 4. Information on the Company—B. Business Overview—Regulation”;
D.	“Item 8. Financial Information—A. Consolidated Statements and Other Financial Information—Legal Proceedings”; and
E.	“Item 10. Additional Information—E. Taxation—People’s Republic of China Taxation”.

We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Huang Xinmian

Beijing Dacheng Law Offices, LLP